NEWS RELEASE

**** FOR IMMEDIATE RELEASE ****

Goliath Film and Media Holdings announces the distribution rights to nine motion pictures.

Los Angeles, CA /PRWEB/ February 13, 2012 – Goliath Film and Media Holdings  (OTC Bulletin Board: CADTD) announces that it has acquired the distribution rights to the following motion  pictures: Seducing Spirits, The Perfect Argument, Marina Murders, Film Struggle, Divorce in America, A wonderful Summer, The Truth About Layla, Living with Cancer and The Biggest Fan.  Under the distribution agreements Goliath will receive 30% of the gross revenues for each of these picture it distributes. In general, the Company's distribution contracts cover both domestic and international licensing agreements; however, for the picture The Biggest Fan the Company obtained limited distribution rights.  Further details pertaining to each project will be forthcoming. Please visit the company’s website at www.goliathfilmandmediainternational.com for additional information.

Goliath Film and Media

Goliath Film and Media Holdings (“Goliath”), through its wholly-owned subsidiary Goliath Film and Media International, intends to develop and distribute film content with an emphasis on  “niche” markets of the entertainment industry, such as, without limitation, education, horror, faith-based, and socially responsible minority content.  Goliath will specialize in developing and acquiring exclusive distribution rights of quality films. Goliath also intends to develop screenplays with the intent of outsourcing the production, and locking in the distribution of the films developed.  Goliath plans to license films domestically and internationally, through a wide distribution network that will include strategically  allied distributors, exhibitors and television networks.

 Safe Harbor

This News Release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct.

Contact

Goliath Film and Media Holdings

John Ballard, Chief Financial Officer (303) 885-5501

Source: Goliath Film and Media Holdings